UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

VIMEO HOLDINGS, INC.*

(Exact name of registrant as specified in its charter)

Delaware (Jurisdiction of Incorporation or Organization)	85-4334195 (I.R.S. Employer Identification Number)

Vimeo Holdings, Inc. 555 West 18th Street New York, New York (Address of Principal Executive Offices)	10011 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 par value per share	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-251656

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

*	The Registrant is currently named Vimeo Holdings, Inc. In connection with the consummation of the Spin-off (as defined in this Form 8-A), Vimeo Holdings, Inc. plans to change its name to “Vimeo, Inc.”

Item 1.	Description of Registrant’s Securities to be Registered

The securities of Vimeo Holdings, Inc., a Delaware corporation (the “Company”), to be registered hereby pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”). Shares of Company Common Stock will be (i) delivered in exchange for securities of IAC/InterActiveCorp (“IAC”) pursuant to the transactions described in more detail in Amendment No. 4 to the Joint Registration Statement on Form S-4/A (File No. 333-251656) filed by the Company and IAC with the Securities and Exchange Commission (the “SEC”) on April 5, 2021, pursuant to which the businesses of Vimeo, Inc. (“Vimeo OpCo”) will be separated from the remaining businesses of IAC (the “Spin-off”), and declared effective by the SEC on April 7, 2021 (the “Registration Statement”) and (ii) issued in respect of securities of Vimeo OpCo in the merger described in the Registration Statement. Prior to completion of the Spin-off, the name of the Company will be changed to “Vimeo, Inc.” The Company Common Stock to be registered hereunder has been approved for listing on The Nasdaq Global Select Market under the symbol “VMEO”.

COMPANY COMMON STOCK

The description of the Company Common Stock as set forth under the caption “Description of SpinCo Capital Stock after the Spin-off” in the Registration Statement is incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Global Select Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Exchange Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VIMEO HOLDINGS, INC.

By:	/s/ Kendall Handler
Name:	Kendall Handler
Title:	Vice President

Date: May 17, 2021